  Exhibit 99.1

Press release

Linde Reports Second-Quarter 2020 Results

Financial Highlights
➢ Strong operating cash flow of $1.8 billion, up 76% versus prior year
➢ Operating profit margin flat versus prior year; adjusted operating profit margin up 230 basis points
➢ EPS of $0.87, down 7% versus prior year; adjusted EPS of $1.90, up 4%
➢ Full-year 2020 adjusted EPS guidance of $7.60 - $7.80, up 7% to 9% year-over-year, ex-FX*

Guildford, UK, July 30, 2020 – Linde plc (NYSE: LIN; FWB: LIN) today reported second-quarter 2020 income from continuing operations of $458 million and diluted earnings per share of $0.87. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,005 million, up 1% versus prior year and flat sequentially. Adjusted earnings per share were $1.90, 4% above prior year, or 8% higher when excluding negative currency translation effects. Sequentially, adjusted earnings per share increased 1%, or 3% when excluding negative currency translation effects.

Linde’s sales for the second quarter were $6,377 million, 5% below prior year excluding negative currency translation, cost pass-through and divestitures. Price improved 2% and was attained across all geographic segments. Volume decreased 7% as growth from project start-ups and engineering was more than offset by the global macroeconomic slowdown as a result of the COVID-19 pandemic.

Second-quarter operating profit was $591 million. Adjusted operating profit of $1,317 million was flat versus prior year, or 4% higher, when excluding unfavorable currency translation effects. Adjusted operating margin of 20.7% expanded 230 basis points versus prior year primarily due to price and cost actions underpinned by stable fixed payment revenues.

Second-quarter operating cash flow of $1,764 million increased $759 million or 76% over prior year primarily driven by higher cash earnings, lower merger-related cost and improved working capital. During the quarter, the company invested $783 million in capital expenditures and returned $506 million to shareholders through dividends.

Commenting on the financial results, Chief Executive Officer Steve Angel said, “I’m proud of how the Linde team came together to safely and reliably serve our customers and deliver high-quality financial results.  Despite volume reductions from the pandemic, EPS excluding currency increased 8%, operating margin expanded 230 basis points and operating cash flow grew 76% from prior-year levels.  These results demonstrate the resiliency of our integrated industrial gas supply model.”

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Angel continued, “Looking ahead, the full effects of COVID-19 and the rate of recovery are uncertain. However, the growth opportunities for Linde remain strong from our high-quality project backlog, defensive end markets and leading infrastructure and technology in support of the secular trend in clean energy.  Our resilient business model combined with our ability to continuously optimize business performance, while capitalizing on short and long-term growth opportunities, gives me the confidence that Linde can grow earnings in any environment.”

For the third quarter of 2020, Linde expects adjusted diluted earnings per share in the range of $1.90 to $1.95. This guidance assumes a negative currency impact of approximately 3% versus the prior-year quarter based on projected exchange rates.

For the full year, the company expects adjusted diluted earnings per share to be in the range of $7.60 to $7.80, up 4% to 6% versus prior year, or 7% to 9% excluding currency headwinds. Full-year capital expenditures are expected to between $3.0 billion to $3.4 billion to support maintenance and growth requirements including the $3.6 billion contractual sale of gas project backlog.

Second-Quarter 2020 Results by Segment

Americas sales of $2,417 million were 13% below prior-year quarter as 2% higher pricing was more than offset by 9% volume decline led mainly by manufacturing and metals end markets. Furthermore, currency was unfavorable by 4% and cost pass-through was down 1%. Operating profit of $622 million was 25.7% of sales, up 250 basis points versus prior year.

APAC (Asia Pacific) sales of $1,295 million were 13% below prior year. Price increased 1% versus prior year but was more than offset by negative 9% volumes driven by lower demand in the manufacturing end market and a prior-year sale of equipment. Additionally, currency was unfavorable by 4% and cost pass-through was down 1%. Operating profit of $294 million was 22.7% of sales, up 230 basis points versus prior year.

EMEA (Europe, Middle East & Africa) sales of $1,448 million were down 13% versus prior year as 1% higher pricing was more than offset by negative 7% volumes primarily due to lower demand in the manufacturing and metals end market. Currency was unfavorable by 5% and cost pass through was down 1%. Operating profit of $303 million was 20.9% of sales, up 110 basis points versus prior year.

Linde Engineering sales were $810 million and operating profit was $138 million or 17% of sales. Operating profit grew 39% versus prior year due primarily to strong project execution and productivity initiatives.

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Earnings Call
A teleconference on Linde’s second-quarter 2020 results is being held today at 10:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 855 758 5442 Germany Toll-Free Dial-In Number: 0800 181 5287 UK Toll-Free Dial-In Number: 0800 028 8438 Access code: 5368349
Live webcast (listen-only) & on-demand	https://investors.linde.com/events-presentations Short URL: https://t1p.de/i2ho

Materials to be used in the teleconference are also available on the website.

About Linde
Linde is a leading global industrial gases and engineering company with 2019 sales of $28 billion (€25 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.
The company serves a variety of end markets including chemicals & refining, food & beverage, electronics, healthcare, manufacturing and primary metals. Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2020. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items.  Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

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Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from accounting principles generally accepted in the United States of America, International Financial Reporting Standards or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A. Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020 and in Item 1A. of Linde plc's Form 10-Q for the period ending March 31, 2020 filed with the SEC on May 7, 2020, which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON-GAAP MEASURES AND RECONCILIATIONS" starting on page 10 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2020	2019	2020	2019	2020	2019	2020	2019
Quarter Ended June 30
Reported GAAP Amounts	$6,377	$7,204	$591	$669	$458	$513	$0.87	$0.94
Cost reduction program and other charges (a)	-	-	249	141	187	115	0.35	0.22
Pension settlement charges (b)	-	-	-	-	-	8	-	0.01
Merger-related divestitures (c)	-	(25)	-	(6)	-	(4)	-	(0.01)
Purchase accounting impacts - Linde AG (d)	-	-	477	515	360	368	0.68	0.67
Total adjustments	-	(25)	726	650	547	487	1.03	0.89
Adjusted amounts	$6,377	$7,179	$1,317	$1,319	$1,005	$1,000	$1.90	$1.83

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2020	2019	2020	2019	2020	2019	2020	2019
Year to Date June 30
Reported GAAP Amounts	$13,116	$14,148	$1,324	$1,278	$1,029	$948	$1.93	$1.73
Cost reduction program and other charges (a)	-	-	380	230	282	198	0.53	0.37
Pension settlement charges (b)	-	-	-	-	-	46	-	0.08
Merger-related divestitures (c)	-	(55)	-	(13)	-	(9)	-	(0.02)
Purchase accounting impacts - Linde AG (d)	-	-	965	1,046	703	744	1.32	1.36
Total adjustments	-	(55)	1,345	1,263	985	979	1.85	1.79
Adjusted amounts	$13,116	$14,093	$2,669	$2,541	$2,014	$1,927	$3.78	$3.52

(a) To adjust for cost reduction program and other charges; 2020 includes severance of $192 million and $250 million for the quarter and year-to-date periods, other cost reduction charges of $21 million and $41 million for the quarter and year-to-date periods, and other charges of $36 million and $89 million for the quarter and year-to-date periods.
(b) To adjust for pension settlement charges relates to the merger.
(c) To adjust for the results of Praxair's merger-related divestitures.
(d) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year To Date
	June 30,		June 30,
	2020	2019	2020	2019

SALES	$6,377	$7,204	$13,116	$14,148
Cost of sales	3,619	4,280	7,462	8,396
Selling, general and administrative	760	884	1,621	1,763
Depreciation and amortization	1,124	1,195	2,266	2,418
Research and development	34	45	78	91
Cost reduction programs and other charges	249	141	380	230
Other income (expense) - net	-	10	15	28
OPERATING PROFIT	591	669	1,324	1,278
Interest expense - net	18	10	42	33
Net pension and OPEB cost (benefit), excluding service cost	(45)	(24)	(90)	(9)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	618	683	1,372	1,254
Income taxes	164	169	329	309
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	454	514	1,043	945
Income from equity investments	29	28	46	62
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	483	542	1,089	1,007
Add: income from discontinued operations, net of tax	-	9	2	98
INCOME (INCLUDING NONCONTROLLING INTERESTS)	483	551	1,091	1,105
Less: noncontrolling interests from continuing operations	(25)	(29)	(60)	(59)
Less: noncontrolling interests from discontinued operations	-	-	-	(7)
NET INCOME - LINDE PLC	$458	$522	$1,031	$1,039

NET INCOME - LINDE PLC
Income from continuing operations	$458	$513	$1,029	$948
Income from discontinued operations	$-	$9	$2	$91

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$0.87	$0.95	$1.95	$1.74
Basic earnings per share from discontinued operations	-	0.02	-	0.17
Basic earnings per share	$0.87	$0.97	$1.95	$1.91

Diluted earnings per share from continuing operations	0.87	0.94	1.93	1.73
Diluted earnings per share from discontinued operations	-	0.02	-	0.17
Diluted earnings per share	$0.87	$0.96	$1.93	$1.90

Cash dividends	$0.963	$0.875	$1.926	$1.75

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	525,510	542,561	528,385	544,033
Diluted shares outstanding (000's)	529,054	546,488	532,112	547,771

Note: See page 10 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$4,941	$2,700
Accounts receivable - net	3,994	4,322
Contract assets	226	368
Inventories	1,715	1,697
Assets held for sale	3	125
Prepaid and other current assets	1,194	1,140
TOTAL CURRENT ASSETS	12,073	10,352
Property, plant and equipment - net	27,693	29,064
Goodwill	26,580	27,019
Other intangibles - net	15,504	16,137
Other long-term assets	4,006	4,040
TOTAL ASSETS	$85,856	$86,612

LIABILITIES AND EQUITY
Accounts payable	$2,816	$3,266
Short-term debt	3,679	1,732
Current portion of long-term debt	2,723	1,531
Contract liabilities	1,693	1,758
Liabilities of assets held for sale	1	2
Other current liabilities	4,183	3,871
TOTAL CURRENT LIABILITIES	15,095	12,160
Long-term debt	11,078	10,693
Other long-term liabilities	11,746	12,124
TOTAL LIABILITIES	37,919	34,977

REDEEMABLE NONCONTROLLING INTERESTS	13	113

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,211	40,201
Retained earnings	16,782	16,842
Accumulated other comprehensive income (loss)	(6,621)	(4,814)
Less: Treasury stock, at cost	(4,836)	(3,156)
Total Linde plc shareholders' equity	45,537	49,074
Noncontrolling interests	2,387	2,448
TOTAL EQUITY	47,924	51,522
TOTAL LIABILITIES AND EQUITY	$85,856	$86,612

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2020	2019	2020	2019
OPERATIONS
Net income - Linde plc	$458	$522	$1,031	$1,039
Less: income from discontinued operations, net of tax and noncontrolling interests	-	(9)	(2)	(91)
Add: noncontrolling interests	25	29	60	59
Net income (including noncontrolling interests)	483	542	1,089	1,007

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	199	(119)	239	(286)
Depreciation and amortization	1,124	1,195	2,266	2,418
Accounts receivable	(9)	(132)	(118)	(188)
Contract assets and liabilities, net	(105)	(19)	71	(103)
Inventory	(20)	(41)	(82)	(73)
Payables and accruals	156	(216)	(27)	(247)
Pension contributions	(24)	(25)	(41)	(43)
Deferred income taxes and other	(40)	(180)	(286)	(412)
Net cash provided by operating activities	1,764	1,005	3,111	2,073

INVESTING
Capital expenditures	(783)	(865)	(1,586)	(1,708)
Acquisitions, net of cash acquired	-	12	(41)	(140)
Divestitures and asset sales	149	1,234	380	4,689
Net cash provided by (used for) investing activities	(634)	381	(1,247)	2,841

FINANCING
Debt increase (decrease) - net	411	(250)	3,523	(1,277)
Issuances of ordinary shares	12	27	25	55
Purchases of ordinary shares	-	(525)	(1,828)	(1,250)
Cash dividends - Linde plc shareholders	(506)	(474)	(1,017)	(951)
Noncontrolling interest transactions and other	(121)	(3,212)	(148)	(3,222)
Net cash provided by (used for) financing activities	(204)	(4,434)	555	(6,645)

DISCONTINUED OPERATIONS
Cash provided by operating activities	-	7	-	70
Cash provided by investing activities	-	(1)	-	(59)
Cash provided by financing activities	-	-	-	5
Net cash provided by (used for) discontinued operations	-	6	-	16

Effect of exchange rate changes on cash and cash equivalents	1	(57)	(178)	(49)

Change in cash and cash equivalents	927	(3,099)	2,241	(1,764)
Cash and cash equivalents, beginning-of-period	4,014	5,791	2,700	4,466
Cash and cash equivalents, including discontinued operations	4,941	2,692	4,941	2,702
Cash and cash equivalents of discontinued operations	-	(6)	-	(16)
Cash and cash equivalents, end-of-period	$4,941	$2,686	$4,941	$2,686

(a) Cost reduction programs and other charges cash outflows were $50 million and $260 million for the quarters ended June 30, 2020 and 2019, respectively, and $141 million and $516 million for the six months ended June 30, 2020 and 2019, respectively.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended June 30,		Year to Date June 30,
	2020	2019	2020	2019
SALES
Americas	$2,417	$2,779	$5,094	$5,481
EMEA	1,448	1,673	3,081	3,355
APAC	1,295	1,488	2,631	2,915
Engineering	810	752	1,418	1,388
Other	407	487	892	954
Segment sales	$6,377	$7,179	$13,116	$14,093
Merger-related divestitures (a)	-	25	-	55
Total sales	$6,377	$7,204	$13,116	$14,148

OPERATING PROFIT
Americas	$622	$646	$1,283	$1,230
EMEA	303	332	658	679
APAC	294	304	575	577
Engineering	138	99	229	177
Other	(40)	(62)	(76)	(122)
Segment operating profit	$1,317	$1,319	$2,669	$2,541
Cost reduction programs and other charges	(249)	(141)	(380)	(230)
Merger-related divestitures (a)	-	6	-	13
Purchase accounting impacts - Linde AG	(477)	(515)	(965)	(1,046)
Total operating profit	$591	$669	$1,324	$1,278

(a) To adjust for the results of Praxair's merger-related divestitures.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2020			2019
	Year to Date June 30,	Q2	Q1	Year to Date June 30,	Q4	Q3	Q2	Q1
Adjusted Sales
Reported Sales	$13,116	$6,377	$6,739	$14,148	$7,080	$7,000	$7,204	$6,944
Less: Merger-related divestitures (d)	-	-	-	(55)	(3)	(7)	(25)	(30)
Adjusted Sales	$13,116	$6,377	$6,739	$14,093	$7,077	$6,993	$7,179	$6,914

Adjusted Operating Profit and Operating Margin
Reported operating profit	$1,324	$591	$733	$1,278	$655	$1,000	$669	$609
Less: Merger-related divestitures (d)	-	-	-	(13)	(1)	(2)	(6)	(7)
Add: Cost reduction programs and other charges	380	249	131	230	212	125	141	89
Less: Net gain on sale of businesses	-	-	-	-	-	(164)	-	-
Add: Purchase accounting impacts - Linde AG (c)	965	477	488	1,046	481	425	515	531
Total adjustments	1,345	726	619	1,263	692	384	650	613
Adjusted operating profit	$2,669	$1,317	$1,352	$2,541	$1,347	$1,384	$1,319	$1,222

Reported percentage change	4%	(12)%	20%
Adjusted percentage change	5%	(0)%	11%

Reported sales	$13,116	$6,377	$6,739	$14,148	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$13,116	$6,377	$6,739	$14,093	$7,077	$6,993	$7,179	$6,914

Reported operating margin	10.1%	9.3%	10.9%	9.0%	9.3%	14.3%	9.3%	8.8%
Adjusted operating margin	20.3%	20.7%	20.1%	18.0%	19.0%	19.8%	18.4%	17.7%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$2,266	$1,124	$1,142	$2,418	$1,162	$1,095	$1,195	$1,223
Less: Purchase accounting impacts - Linde AG (c)	(944)	(468)	(476)	(1,036)	(481)	(423)	(515)	(521)
Adjusted depreciation and amortization	$1,322	$656	$666	$1,382	$681	$672	$680	$702

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(90)	$(45)	$(45)	$(9)	$(25)	$2	$(24)	$15
Add: Pension settlement charges	-	-	-	(61)	(6)	(40)	(10)	(51)
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(90)	$(45)	$(45)	$(70)	$(31)	$(38)	$(34)	$(36)

Adjusted Interest Expense - Net
Reported interest expense - net	$42	$18	$24	$33	$8	$(3)	$10	$23
Add: Purchase accounting impacts - Linde AG (c)	44	22	22	52	22	22	25	27
Adjusted interest expense - net	$86	$40	$46	$85	$30	$19	$35	$50

Adjusted Income Taxes (a)
Reported income taxes	$329	$164	$165	$309	$162	$298	$169	$140
Add: Purchase accounting impacts - Linde AG (c)	217	95	122	246	105	99	119	127
Add: Pension settlement charges	-	-	-	15	1	10	2	13
Add: Cost reduction programs and other charges	98	62	36	32	53	(2)	26	6
Less: Merger-related divestitures (d)	-	-	-	(4)	-	(1)	(2)	(2)
Less: Net gain on sale of businesses	-	-	-	-	-	(56)	-	-
Total adjustments	315	157	158	289	159	50	145	144
Adjusted income taxes	$644	$321	$323	$598	$321	$348	$314	$284

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$1,372	$618	$754	$1,254	$672	$1,001	$683	$571
Less: Merger-related divestitures (d)	-	-	-	(13)	(1)	(2)	(6)	(7)
Add: Pension settlement charge	-	-	-	61	6	40	10	51
Add: Purchase accounting impacts - Linde AG (c)	921	455	466	994	459	403	490	504
Add: Cost reduction programs and other charges	380	249	131	230	212	125	141	89
Less: Net gain on sale of businesses	-	-	-	-	-	(164)	-	-
Total adjustments	1,301	704	597	1,272	676	402	635	637
Adjusted income before income taxes and equity investments	$2,673	$1,322	$1,351	$2,526	$1,348	$1,403	$1,318	$1,208

Reported Income taxes	$329	$164	$165	$309	$162	$298	$169	$140
Reported effective tax rate	24.0%	26.5%	21.9%	24.6%	24.1%	29.8%	24.7%	24.5%

Adjusted income taxes	$644	$321	$323	$598	$321	$348	$314	$284
Adjusted effective tax rate	24.1%	24.3%	23.9%	23.7%	23.8%	24.8%	23.8%	23.5%

Income from Equity Investments
Reported income from equity investments	$46	$29	$17	$62	$24	$28	$28	$34
Add: Purchase accounting impacts - Linde AG (c)	28	14	14	28	14	15	14	14
Adjusted income from equity investments	$74	$43	$31	$90	$38	$43	$42	$48

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(60)	$(25)	$(35)	$(59)	$(27)	$(3)	$(29)	$(30)
Add: Cost reduction programs and other charges	-	-	-	-	-	(35)	-	-
Add: Purchase accounting impacts - Linde AG (c)	(29)	(14)	(15)	(32)	(14)	(8)	(17)	(15)
Total adjustments	(29)	(14)	(15)	(32)	(14)	(43)	(17)	(15)
Adjusted noncontrolling interests from continuing operations	$(89)	$(39)	$(50)	$(91)	$(41)	$(46)	$(46)	$(45)

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$1,029	$458	$571	$948	$507	$728	$513	$435
Add: Pension settlement charge	-	-	-	46	5	30	8	38
Less: Merger-related divestitures (d)	-	-	-	(9)	(1)	(2)	(4)	(5)
Add: Cost reduction programs and other charges	282	187	95	198	159	92	115	83
Less: Net gain on sale of business	-	-	-	-	-	(108)	-	-
Add: Purchase accounting impacts - Linde AG (c)	703	360	343	744	354	312	368	376
Total adjustments	985	547	438	979	517	324	487	492
Adjusted income from continuing operations	$2,014	$1,005	$1,009	$1,927	$1,024	$1,052	$1,000	$927

Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$1.93	$0.87	$1.07	$1.73	$0.94	$1.34	$0.94	$0.79
Add: Pension settlement charge	-	-	-	0.08	0.01	0.07	0.01	0.07
Add: Cost reduction programs and other charges	0.53	0.35	0.18	0.37	0.29	0.17	0.22	0.15
Less: Merger-related divestitures (d)	-	-	-	(0.02)	-	(0.01)	(0.01)	(0.01)
Less: Net gain on sale of business	-	-	-	-	-	(0.21)	-	-
Add: Purchase accounting impacts - Linde AG	1.32	0.68	0.64	1.36	0.65	0.58	0.67	0.69
Total adjustments	1.85	1.03	0.82	1.79	0.95	0.60	0.89	0.90
Adjusted diluted EPS from continuing operations	$3.78	$1.90	$1.89	$3.52	$1.89	$1.94	$1.83	$1.69

Reported percentage change	12%	(8)%	35%		$7.34	Full Year 2019 Adjusted diluted EPS
Adjusted percentage change	7%	4%	12%

Adjusted Diluted EPS from Continuing Operations Guidance (e)	Third Quarter 2020		Full Year 2020
	Low End	High End	Low End	High End
2020 Adjusted Guidance	$1.90	$1.95	$7.60	$7.80
Adjusted percentage change versus 2019 adjusted diluted EPS	(2)%	1%	4%	6%
Add: Estimated currency headwind	3%	3%	3%	3%
Adjusted percentage change excluding currency	1%	4%	7%	9%

Adjusted EBITDA and % of Sales
Income from continuing operations	$1,029	$458	$571	$948	$507	$728	$513	$435
Add: Noncontrolling interests related to continuing operations	60	25	35	59	27	3	29	30
Add: Net pension and OPEB cost (benefit), excluding service cost	(90)	(45)	(45)	(9)	(25)	2	(24)	15
Add: Interest expense	42	18	24	33	8	(3)	10	23
Add: Income taxes	329	164	165	309	162	298	169	140
Add: Depreciation and amortization	2,266	1,124	1,142	2,418	1,162	1,095	1,195	1,223
EBITDA from continuing operations	3,636	1,744	1,892	3,758	1,841	2,123	1,892	1,866
Less: Merger-related divestitures (d)	-	-	-	(13)	(1)	(2)	(6)	(7)
Less: Net gain on sale of business	-	-	-	-	-	(164)	-	-
Add: Cost reduction programs and other charges	380	249	131	230	212	125	141	89
Add: Purchase accounting impacts - Linde AG	49	23	26	38	14	17	14	24
Total adjustments	429	272	157	255	225	(24)	149	106
Adjusted EBITDA from continuing operations	$4,065	$2,016	$2,049	$4,013	$2,066	$2,099	$2,041	$1,972

Reported sales	$13,116	$6,377	$6,739	$14,148	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$13,116	$6,377	$6,739	$14,093	$7,077	$6,993	$7,179	$6,914
% of sales
EBITDA from continuing operations	27.7%	27.3%	28.1%	26.6%	26.0%	30.3%	26.3%	26.9%
Adjusted EBITDA from continuing operations	31.0%	31.6%	30.4%	28.5%	29.2%	30.0%	28.4%	28.5%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.

(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions,(iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows: Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger. Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger. Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts. Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets. Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d) To adjust for the results of Praxair's merger-related divestitures.

(e) We are providing adjusted earnings per share ("EPS") guidance for 2020. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

	2020		2019				2018
	Q2	Q1	Q4	Q3	Q2	Q1	Q4

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$17,480	$16,875	$13,956	$13,201	$13,957	$14,146	$15,296
Less: Cash and cash equivalents	(4,941)	(4,014)	(2,700)	(2,120)	(2,686)	(5,791)	(4,466)
Net debt	12,539	12,861	11,256	11,081	11,271	8,355	10,830
Less: Purchase accounting impacts - Linde AG	(150)	(170)	(195)	(211)	(243)	(262)	(291)
Adjusted net debt	$12,389	$12,691	$11,061	$10,870	$11,028	$8,093	$10,539
Less: Net assets held for sale	(2)	(115)	(123)	(223)	(272)	(1,629)	(4,730)
Adjusted net debt less net assets held for sale	$12,387	$12,576	$10,938	$10,647	$10,756	$6,464	$5,809

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$458	$571	$507	$728	$513	$435	$2,870
Add: noncontrolling interests from continuing operations	25	35	27	3	29	30	(33)
Add: interest expense - net	18	24	8	(3)	10	23	72
Less: tax benefit on interest expense - net *	(5)	(6)	(2)	1	(3)	(6)	(18)
Reported NOPAT	$496	$624	$540	$729	$549	$482	$2,891

Adjusted income from continuing operations	$1,005	$1,009	$1,024	$1,052	$1,000	$927	$841
Add: adjusted noncontrolling interests from continuing operations	39	50	41	46	46	45	40
Add: adjusted interest expense - net	40	46	30	19	35	50	50
Less: tax benefit on interest expense - net *	(10)	(12)	(7)	(5)	(9)	(13)	(13)
Adjusted NOPAT	$1,074	$1,093	$1,088	$1,112	$1,072	$1,009	$919

4-quarter trailing reported NOPAT	$2,389	$2,442	$2,300
4-quarter trailing adjusted NOPAT	$4,367	$4,365	$4,281

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$92	$113	$14	$15	$15	$16
Linde plc shareholders' equity	45,537	44,776	49,074	48,953	50,564	51,175	51,596
Noncontrolling interests	2,387	2,375	2,448	2,341	2,315	5,457	5,484
Total equity and redeemable noncontrolling interests	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647	$57,096

Reported capital	$60,474	$59,989	$62,768	$62,166	$63,893	$63,373	$63,196

Total equity and redeemable noncontrolling interests	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647	$57,096
Add: Adjusted net debt less net assets held for sale	12,387	12,576	10,938	10,647	10,756	6,464	5,809
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,197	24,197	24,197	24,146
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,648
Adjusted capital	$34,200	$33,695	$36,449	$35,890	$37,585	$37,046	$37,111

(a) Represent balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$60,474	$59,989	$62,768
5-quarter average ending capital	$61,858	$62,438	$63,079

Ending adjusted capital (see above)	$34,200	$33,695	$36,449
5-quarter average ending adjusted capital	$35,564	$36,133	$36,816

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	3.9%	3.9%	3.6%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	12.3%	12.1%	11.6%

* Tax benefit on interest expense - net is generally presented using the reported effective rate.

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